Exhibit 10.1

CERNER CORPORATION
2011 OMNIBUS EQUITY INCENTIVE PLAN

(As Amended and Restated May 30, 2019)

The purpose of the Cerner Corporation 2011 Omnibus Equity Incentive Plan (the "Plan") is to encourage designated key associates, consultants and non-employee directors of Cerner Corporation (the "Company") and its subsidiaries to contribute materially to the growth of the Company by providing such individuals with the opportunity to acquire Shares of the Company's stock, thereby benefiting the Company's shareholders by aligning the economic interests of the grantees with those of the shareholders. This Plan is amended and restated May 30, 2019, and except as specifically provided otherwise in Section 4, shall affect only Grants awarded on or after the New Effective Date (as defined in Section 20). Except as specifically provided otherwise in Section 4, Grants awarded prior to the New Effective Date shall continue to be governed by the terms of the Plan as in effect prior to the New Effective Date and the applicable Grant Instrument. The terms of this Plan are not intended to affect the interpretation of the terms of the Plan as it existed prior to the New Effective Date.

1.    Reallocation of Shares from Plan G

From and after the Original Effective Date (as defined in Section 20), the following shares of common stock of the Company ("Shares") from the Cerner Corporation 2004 Long-Term Incentive Plan G (the "Prior Plan") shall be available for issuance pursuant to the Plan: (i) all Shares available for the grants under the Prior Plan as of the Original Effective Date and (ii) with respect to outstanding grants under the Prior Plan as of the Original Effective Date that for any reason expire or are cancelled or terminated thereafter without having been exercised, delivered or vested in full, as the case may be, all Shares allocable to the unexercised, undelivered or unvested portion of each such grant (collectively, the "Prior Plan Shares"). Following the Original Effective Date, no additional grants shall be awarded under the Prior Plan. From and after the Original Effective Date, all outstanding grants under the Prior Plan shall remain subject to the terms of the Prior Plan.

2.    Administration

(a)    Committee. The Plan shall be administered and interpreted by the Compensation Committee of the Board of Directors or such other committee as the Board of Directors of the Company (the "Board") may designate to administer this Plan (the "Committee"). The Committee shall consist of three or more members of the Board, all of whom shall be: (i) "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) in the judgment of the Board, qualified to administer the Plan and act as a Member of the Committee pursuant to all applicable rules, regulations and listing standards of the Nasdaq Stock Market (or such other stock exchange on which Shares are traded), including any applicable standards for independence. Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and in its complete discretion, remove any member of the Committee and may fill any vacancy in the Committee.

(b)    Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size and terms of the grants to be made to each such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability, vesting or delivery and the acceleration of exercisability, vesting or delivery; (iv) amend the terms (other than terms related to initial pricing of the Shares) of any previously issued Grant; (v) cause the forfeiture of any Grant or recover any shares, cash or other property attributable to a Grant for violations of any Company ethics policy or pursuant to any Company compensation clawback policy; and (vi) deal with any other matters arising under the Plan.

(c)    Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more Directors or, subject to applicable law, officers of the Company; provided, however, that the Committee may not delegate its authority and powers (i) with respect to Section 16 Persons, or (ii) in any way which would jeopardize the Company's ability to qualify for Rule 16b-3.

(d)    Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt, amend or rescind such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any grants awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

3.    Grants

(a)    Eligible Types of Grants. Grants under the Plan may consist of grants of incentive stock options as described in Section 6 ("Incentive Stock Options"), nonqualified stock options as described in Section 6 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock as described in Section 7 ("Restricted Stock"), restricted stock units as described in Section 7 ("Restricted Stock Units"), stock appreciation rights as described in Section 8 ("SARs"), bonus shares as described in Section 9 ("Bonus Shares"), performance units as described in Section 9 ("Performance Units"), performance grants as described in Section 9 ("Performance Grants") and performance shares as described in Section 9 ("Performance Shares"), (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the Grantees (as defined in Section 5(b)).

(b)    Restrictive Covenants. The Committee may, in its sole and absolute discretion, place certain restrictive covenants in a Grant Instrument requiring the Grantee to agree to refrain from certain actions. Such restrictive covenants, if contained in the Grant Instrument, will be binding on the Grantee.

(c)    Dividends and Dividend Equivalents. The Committee may provide that Grants (other than Options or SARs) shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, limitations and restrictions as the Committee may establish, from time to time, including, without limitation, reinvestment in additional Shares or common share equivalents. Notwithstanding the foregoing, to the extent any Grant provides for the payment of dividends or crediting of dividend equivalents, in no event will such dividends or dividend equivalents attributable to unvested Grants be paid unless and before the underlying Grant has become vested pursuant to its terms.

(d)    Grant Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 4(d) and 19 of the Plan and the remaining provisions of this Section 3(d), Grants made under the Plan on or after the New Effective Date shall not vest or become exercisable before the first anniversary of such Grant's date of grant. Notwithstanding the foregoing, the Committee may grant in the aggregate up to 5% of the Shares available pursuant to Section 4 (as such number of Shares may be increased from time to time in accordance with the Plan) to any Associate, Non-Employee Director or Consultant (each a "Service Provider") without respect to such minimum vesting requirement. For purposes of this Section 3(d), any Shares granted before the New Effective Date that were exempted from the minimum vesting schedule previously set forth in Section 7(a) of the Plan before the New Effective Date will count toward the aggregate limit on such Shares described in the preceding sentence. For purposes of Grants to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company's shareholders to the next annual meeting of the Company's shareholders. Notwithstanding the foregoing, nothing in this Section 3(d) shall preclude or limit any Grant or other arrangement (or any action by the Committee) from providing for accelerated vesting of such Grant in connection with or following a Grantee's death, Disability, termination of employment or other "separation from service" within the meaning of Internal Revenue Code (the "Code") section 409A.

(e)    Individual Grant Limitations. During any calendar year, no individual may be granted Options or other Grants under the Plan that, in the aggregate, may be settled by delivery of more than two million (2,000,000) Shares, subject to adjustment as provided in Section 4(d). In addition, with respect to Grants the value of which is based on the Fair Market Value of Shares and that may be settled in cash (in whole or in part), no individual may be paid during any calendar year cash amounts relating to such Grants that exceed the greater of the Fair Market Value (as defined in Section 3(g)) of the number of Shares set forth in the preceding sentence either at the date of grant or at the date of settlement. This provision sets forth two separate limitations so that Grants that may be settled solely by delivery of Shares will not operate to reduce the amount or value of cash-only Grants, and vice versa; nevertheless, Grants that may be settled in Shares or cash must not exceed either limitation. With respect to Grants, the value of which is not based on the Fair Market Value of Shares, no individual may receive Grants pursuant to this Plan during any calendar year involving a cash value at date of grant that, in the aggregate, exceeds ten million dollars ($10,000,000).

(f)    Non-Employee Director Grant Limitations. With respect to Non-Employee Directors (other than a Non-Employee Director who is the Chair of the Board), the aggregate value of all compensation paid or granted to any individual for service as a Non-Employee Director with respect to any calendar year, including Grants granted under this Plan and cash fees paid by the Company to such Non-Employee Director outside of the Plan, shall not exceed six hundred thousand dollars ($600,000), calculating the value of any Grants awarded during such calendar year based on the grant date fair value of such Grants for financial reporting purposes, excluding special compensation paid to any Non-Employee Director when serving as a Committee Chair or as Lead Independent Director. The limitation in the immediately preceding sentence shall be nine hundred thousand dollars ($900,000) for a Non-Employee Director who is Chair of the Board. The foregoing limitations shall not take into account any Grant made in connection with the initial appointment of a Non-Employee Director and any Shares deferred pursuant to a nonqualified deferred compensation arrangement shall count against the foregoing limitation only during the calendar year in which such Grant is initially made and not in the calendar year in which the deferred Shares are ultimately issued.

(g)    Definition of "Fair Market Value." For purposes of the Plan, the fair market value ("Fair Market Value") per Share as of any date shall be the reported closing sale price of the Share on The Nasdaq Stock Market (or such other national securities exchange in the event the Shares are not then traded on The Nasdaq Stock Market) as of that date, or if there is no such reported sales price on the relevant date, then on the last previous day on which a sale was reported. The Committee may with respect to any Grant and for any purpose other than establishing an Option Exercise Price or a SAR base amount, in its sole discretion and if consistently applied, elect that Fair Market Value for one or more purposes under the Plan will be determined based upon the last sale of a Share before, or the first sale of a Share after, the applicable measurement date, the arithmetic mean of the high and low prices of a Share on the trading day of, or the trading day before, the applicable measurement date, the average Share closing prices over a multi-day period ending on or before the applicable measurement date, or any other reasonable method using actual transactions in the Shares as reported by The Nasdaq Stock Market (or such other national securities exchange in the event the Shares are not then traded on The Nasdaq Stock Market).

4.    Shares Subject to the Plan

(a)    Shares Authorized. Subject to the adjustment provisions specified in Section 4(d) below, the aggregate number of Shares that may be issued or transferred under the Plan (which, for purposes of this Section includes Grants made before the New Effective Date) is Fifty Four Million Three Hundred Thousand (54,300,000) Shares plus the Prior Plan Shares (the "Maximum Share Limit"). The Shares may be authorized but unissued Shares or reacquired Shares, including treasury Shares and Shares purchased by the Company on the open market for purposes of the Plan.

(b)    Fungible Share Counting. Subject to adjustment under Section 4(d), an Option or SAR shall be counted against the Maximum Share Limit as one share for each Share subject to the Option or SAR, and any Grant of Restricted Stock, Restricted Stock Unit, Bonus Share, Performance Unit, Performance Grant or Performance Share (a "Full Value Grant") shall be counted against the Maximum Share Limit as 2.68 Shares for each one Share subject to such Full Value Grant. To the extent that a Share that was subject to a Grant that counted as one share is returned to the Plan pursuant to Section 4(c), the applicable Share reserve relating to the Maximum Share Limit will be credited with one Share. To the extent that a Share that was subject to a Grant that counted as 2.68 Shares is returned to the Plan pursuant to Section 4(c), the applicable Share reserve relating to the Maximum Share Limit will be credited with 2.68 Shares. To the extent that a Share relating to a Grant made before the New Effective Date is returned to the Plan pursuant to Section 4(c) and such Grant was subject to a different fungible Share counting provision than the ones set forth herein, the applicable Share reserve relating to the Maximum Share Limit will be credited with that number of Shares equal to the fungible Share counting provision in the Plan at the time the Grant was made. For the avoidance of doubt, the fungible Share counting set forth in this Section 4(b) shall apply with respect to Grants made prior to and after the New Effective Date and apply solely with respect to determining the counting of Shares against the Maximum Share limit and shall not apply with respect to the counting of Shares under the individual Share limits set forth in Section 3(e).

(c)    Other Share Counting Rules. For purposes of counting the number of Shares available for Grants, if and to the extent Shares subject to an outstanding Grant are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration, then such Shares shall immediately again be available for issuance under this Plan and credited back to the Maximum Share Limit. Shares withheld or tendered with respect to the payment of any Option Exercise Price, Shares withheld or tendered with respect to payment of any Applicable Withholding Tax (as defined in and in accordance with Section 10), Shares repurchased by the Company using Option Exercise Price proceeds, and all Shares underlying any portion of an Option or SAR that is settled in Shares (regardless of the actual number of net Shares delivered upon exercise) shall count against this Maximum Share Limit on the same basis as set forth above in Section 4(b). To the extent that RSUs or Performance Units are settled in cash, any Shares underlying such Grants which are not issued in light of such award being settled in cash, shall be added back to the Maximum Share Limit.

(d)    Adjustments. If there is any change in the number or kind of Shares outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Shares as a class without the Company's receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spin-off or the Company's payment of an extraordinary dividend or distribution, the Maximum Share Limit, the maximum number of Shares that any individual participating in the Plan may be granted in any year, the number of Shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that no fractional shares resulting from such adjustment shall be issued under Plan as a result of an adjustment under this Section 4(d), although the Committee in its sole discretion may make a cash payment in lieu of fractional Shares. Any adjustments determined by the Committee shall be final, binding and conclusive. If and to the extent that any such change in the number or kind of Shares outstanding is effected solely by application of a mathematical formula (e.g., a 2-for-1 stock split), the adjustment described in this Section 4(d) shall be made and shall occur automatically by application of such formula, without further action by the Committee.

(e)    Substitute Grants. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may approve Grants in substitution for any Options or other stock or stock-based awards granted by such entity or an affiliate thereof ("Substitute Grants"). Substitute Grants may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Grants contained in the Plan. Substitute Grants shall not count against the Maximum Share Limit set forth in Section 4(a), except as may be required by reason of section 422 and related provisions of the Code.

5.    Eligibility for Participation

(a)    Eligible Persons. All key associates of the Company and its subsidiaries ("Associates"), including Associates who are officers or members of the Board, shall be eligible to participate in the Plan. Members of the Board who are not Associates ("Non-Employee Directors") shall be eligible to participate in the Plan. Designated non-associate consultants or advisors to the Company or a subsidiary thereof who are natural persons (other than Non-Employee Directors) providing bona fide services that are not in connection with an offer or sale of any Shares and that are not directly or indirectly maintaining or promoting a market in the Shares ("Consultants") shall also be eligible to participate in the Plan.

(b)    Selection of Grantees. The Committee shall select the Associates, Non-Employee Directors and Consultants to receive Grants and shall determine the number of Shares subject to a particular Grant, and shall establish such other terms and conditions applicable to such Grant, in such manner as the Committee determines. Associates, Non-Employee Directors and Consultants who receive Grants under this Plan are referred to herein as "Grantees."

6.    Option Grants

(a)    Number of Shares. The Committee shall determine the number of Shares that will be subject to each Grant of Options to a Grantee.

(b)    Type of Option and Price.

(i)    The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. The maximum number of Shares that may be issued pursuant to Incentive Stock Options shall be the Maximum Share Limit and in no event may a Non-Employee Director or a Consultant be eligible to receive a grant of Incentive Stock Options.

(ii)    The purchase price (the "Exercise Price") of a Share subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value (as defined below) of a Share on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Associate who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a Share on the date of grant.

(iii)    Notwithstanding anything in this Plan to the contrary, in no event may the Committee (A) grant Options in replacement of Options previously granted under this Plan or any other compensation plan of the Company, or amend outstanding Options (including amendments to adjust an Exercise Price), in each case with a lower Exercise Price than that of the replaced or outstanding Option, (B) cancel outstanding Options in exchange for a cash payment, a grant of replacement Options or SARs, or a grant of any other replacement Full Value Grant, or (C) engage in any transaction that would be deemed a repricing under the applicable rules of The Nasdaq Stock Market or other governing body, in each case (A), (B) or (C) without first obtaining the approval of the Company's shareholders.

(c)    Option Term. The Committee shall determine the term of each Option (the "Option Term"). The Option Term of any Option shall not exceed ten (10) years from the date of grant. However, an Incentive Stock Option that is granted to an Associate who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have an Option Term that exceeds five (5) years from the date of grant.

(d)    Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. Subject to Section 3(d), the Committee or the Grant Instrument may provide for accelerated vesting in the event of death, disability, retirement, Change of Control or termination of employment following a Change of Control.

(e)    Termination of Employment, Disability or Death. Except as provided below, an Option may only be exercised while the Grantee who is a Service Provider is employed by the Company. Except to the extent otherwise expressly provided in a Grant Instrument or the Option's exercise period is extended by the Committee in accordance with section 409A of the Code, if such a Grantee ceases to be employed for any reason other than a "disability", death or retirement, any Option held by the Service Provider shall terminate at the close of business ninety (90) days after the Grantee's last day of performing services as a Service Provider. In such case, and in all cases described below under (i), (ii), (iii) and (iv) below, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Grantee ceases performing services as a Service Provider. Nothing in this Section 6(e) shall limit the Committee's ability to extend the Option exercise period for any other reason, provided such extension does not extend the Option exercise period beyond the earlier of the last day of such Option's Option Term or the 10th anniversary of the Option's original date of grant.

(i)    In the event that the Grantee ceases to be employed in a manner determined by the Committee or Board, in its sole discretion, to constitute retirement (which determination shall be communicated to the Grantee within sixty (60) days of such termination), the Option may be exercised by the Grantee, or in the case of the Grantee's death, by the Grantee's beneficiaries entitled to do so, (A) if the Option is an Incentive Stock Option, within three months following the Grantee's retirement, or (B) if the Option is a Nonqualified Stock Option, the Committee, in its discretion, may provide that the Grantee's Options shall be exercisable for up to three (3) years after the date of retirement, but in no event later than the expiration of the Option Term.

(ii)    In the event the Grantee dies while he or she is a Service Provider, within the period referred to in clause (iv) below, or within the period described in sub-clause (A) and (B) of clause (i), above, (A) if the Option is an Incentive Stock Option, the Option may be exercisable within one year following the Grantee's date of death, or (B) if the Option is a Nonqualified Stock Option, the Committee, in its discretion, may provide that the Grantee's Options shall be exercisable for up to three (3) years after the date of death but in no event later than the expiration of the Option Term.

(iii)    In the event the Grantee ceases to be employed by the Company because the Grantee becomes "disabled", or if the Grantee becomes disabled within the period referred to in clause (iv) below, (A) if the Option is an Incentive Stock Option, the Option may be exercisable within twelve (12) months following the date Grantee's employment has ceased or the date the Grantee became disabled, whichever is later, or (B) if the Option is a Nonqualified Stock Option, the Committee, in its discretion, may provide that the Grantee's Options shall be exercisable for up to three (3) years after the date Grantee's employment has ceased or the date the Grantee became disabled, whichever is later, but in no event later than the expiration of the Option Term.

(iv)    In the event the Grantee ceases to be employed by the Company because the Grantee is terminated or removed from the Board, as the case may be, for the convenience of the Company (as determined by the Committee or the Board in its sole discretion), any Incentive Stock Option or Nonqualified Stock Option exercisable on such date of termination or removal may be exercised by the Grantee within a period determined by the Committee, in its discretion, commencing on the date of termination of employment or removal from the Board and continuing for up to three (3) years after the date the Grantee's employment/service has ceased but in no event later than the expiration of the Option Term.

(v)    For purposes of this Section 6(e) and Sections 7, 8 and 9:

(A)    The term "Company" shall mean the Company and its subsidiary corporations.

(B)    "Disability" or "disabled" shall mean a Grantee becoming disabled within the meaning of section 22(e)(3) of the Code.

(f)    Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price and any Applicable Withholding Tax (pursuant to Section 10). The Grantee shall pay the Exercise Price for an Option (including any Applicable Withholding Tax pursuant to Section 10) as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering Shares owned by the Grantee (including Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having an aggregate Fair Market Value for such Shares on the date of exercise equal to the aggregate Exercise Price and any Applicable Withholding Tax at the time of exercise, or (z) by such other method as the Committee may approve, including attestation (on a form prescribed by the Committee) to ownership of Shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any Applicable Withholding Tax, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or with the approval of the Committee and solely with respect to a Nonqualified Stock Option, by a "net exercise" arrangement pursuant to which the Company will not require a payment of the Exercise Price and any Applicable Withholding Tax but will reduce the number of Shares upon the exercise by the largest number of whole Shares having a Fair Market Value on the date of exercise that does not exceed the aggregate Exercise Price and any Applicable Withholding Tax. In addition, the Committee may authorize loans by the Company to Grantees in connection with the exercise of an Option, upon such terms and conditions that the Committee, in its sole discretion deems appropriate. However, the Committee may not authorize any loans under this Plan to any of the Company's Section 16 Officers as defined by the Securities Exchange Commission and determined each year by the Board. Shares used to exercise an Option (and satisfy any Applicable Withholding Tax) shall have been held by the Grantee for the requisite period of time, if any, to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any Applicable Withholding Tax (pursuant to Section 10) at the time of exercise. Shares shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any Applicable Withholding Tax is paid by or recovered from the Grantee.

(g)    Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Shares on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds one hundred thousand U.S. dollars ($100,000), then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

(h)    Recovery of Applicable Withholding Tax. The Grantee of a Nonqualified Stock Option shall reimburse or make appropriate arrangements with the Company for any Applicable Withholding Tax payable or withheld by the Company with respect to the exercise of such Options. The Company shall have the right to prevent the exercise of any Option until appropriate arrangements have been made for the Applicable Withholding Tax to be paid by or recovered from the Grantee in accordance with the provisions of Section 10.

7.    Restricted Stock and Restricted Stock Units Grants

The Committee may issue or transfer Shares to a Grantee under a Grant of Restricted Stock or Restricted Stock Units, upon such terms as the Committee deems appropriate. A Restricted Stock Unit shall mean any unit granted under this Section 7 evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date. Subject to the limitations set forth in Section 3 and except as otherwise specified in a Grant Instrument, the following provisions are applicable to Restricted Stock and Restricted Stock Units:

(a)    General Requirements. Shares issued or transferred pursuant to Restricted Stock and Restricted Stock Unit Grants may be issued or transferred with or without payment from a Grantee, as determined by the Committee. The Committee may establish conditions under which restrictions on Shares of Restricted Stock and Restricted Stock Units shall lapse over a period of time or according to such other criteria as the Committee deems appropriate including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Restricted Stock and Restricted Stock Units will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

(b)    Number of Shares. Subject to Section 4, the Committee shall determine the number of Shares to be issued or transferred pursuant to a Restricted Stock Grant or issuable or transferable pursuant to a Restricted Stock Unit Grant and the restrictions applicable to such Restricted Stock or Restricted Stock Units.

(c)    Requirement of Employment. If the Grantee who is a Service Provider ceases to be a Service Provider during the Restriction Period, or if other specified conditions are not met, the Restricted Stock or Restricted Stock Unit Grant shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed at the close of business on the Grantee's last day as a Service Provider, and those Shares must be immediately returned to the Company. Subject to Section 3(d), as provided in the Grant Instrument or as elected by the Committee, in its sole discretion, in the event of death, disability, retirement, Change of Control or termination of employment following a Change of Control, restrictions for all or a portion of such Restricted Stock or Restricted Stock Unit may lapse upon the occurrence of such event.

(d)    Restrictions on Transfer and Legend on Share Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Shares of Restricted Stock or the rights relating to the Restricted Stock Units except to a Successor Grantee under Section 11(a). Each certificate for a Share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the Share certificate covering the Shares subject to restrictions when all restrictions on such Shares have lapsed. The Committee may determine that the Company will not issue certificates for Shares of Restricted Stock until all restrictions on such Shares have lapsed, or that the Company will retain possession of certificates for Shares of Restricted Stock until all restrictions on such Shares have lapsed.

(e)    Right to Vote. Unless the Committee determines otherwise, during the Restriction Period the Company, and not the Grantee, shall vote the Shares of Restricted Stock. A Grantee shall have no voting rights with respect to Restricted Stock Units.

(f)    Lapse of Restrictions. All restrictions imposed on Restricted Stock and Restricted Stock Units shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. Subject to Section 3(d), the Committee may terminate the restrictions, in its discretion, as to any or all Restricted Stock Grants, without regard to any Restriction Period in the event of death, disability, retirement, Change of Control or termination of employment following a Change of Control. Upon the lapse of restrictions applicable to Restricted Stock Units, the Company shall settle the Restricted Stock Units by delivering to the Grantee a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee; provided that any fractional Share underlying Restricted Stock Units shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the applicable vesting date multiplied by the remaining fractional Restricted Stock Unit. Notwithstanding the foregoing, the Committee may elect to settle any outstanding Restricted Stock Units in cash in an amount equal to the Fair Market Value of the Shares underlying the vesting Restricted Stock Units and without any delivery of underlying Shares. Upon the settlement of any Restricted Stock Unit, the underlying Shares or cash payment shall be made within thirty (30) days of such settlement or as soon as administratively practicable, if later.

(g)    Recovery of Applicable Withholding Tax. The Grantee of Restricted Stock or Restricted Stock Units shall reimburse or make appropriate arrangements with the Company for any Applicable Withholding Tax to be paid to or withheld by the Company with respect to such Restricted Stock or Restricted Stock Units. The Committee shall have the right to retain possession of the certificates for Shares of Restricted Stock or suspend delivery of any payment relating to Restricted Stock Units until appropriate arrangements have been made for the Applicable Withholding Tax to be paid by or recovered from the Grantee in accordance with the provisions of Section 10.

8.    Stock Appreciation Rights Grants

(a)    General Requirements. The Committee may grant SARs to a Grantee upon such terms as the Committee deems appropriate. The Committee shall establish the base amount of the SAR at the time the SAR is granted, which base amount shall be equal to or greater than 100% of the Fair Market Value as of such date of grant.

(b)    Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument and in accordance with Section 3; provided, however, that the term of the SAR shall not exceed ten years. Subject to the limitations of Section 3(d), the Committee or the Grant Instrument may provide for accelerated exercisability in the event of death, disability, retirement, Change of Control or termination of employment following a Change of Control. SARs may only be exercised while the Grantee is a Service Provider with the Company or during the applicable period after cessation as a Service Provider as described in Section 6(e) for Options.

(c)    Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Shares on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

(d)    Form of Payment. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, Shares, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR. If Shares are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

(e)    Recovery of Applicable Withholding Tax. The Grantee of a SAR shall reimburse or make appropriate arrangements with the Company for any Applicable Withholding Tax payable to or withheld by the Company with respect to the exercise of such SAR. The Company shall have the right to prevent the exercise of any SAR until appropriate arrangements have been made for the Applicable Withholding Tax to be paid by or recovered from the Grantee in accordance with the provisions of Section 10.

(f)    Notwithstanding anything in this Plan to the contrary, in no event may the Committee: (A) grant SARs in replacement of SARs previously granted under this Plan or any other compensation plan of the Company, or amend outstanding SARs (including amendments to adjust a SAR base amount), in each case with a lower base amount than that of the replaced or outstanding SAR, (B) cancel outstanding SARs in exchange for a cash payment, a grant of replacement SARs or Options, or a grant of any other replacement Full Value Grant, or (C) engage in any transaction that would be deemed a repricing under the applicable rules of The Nasdaq Stock Market or other governing body, in each case (A), (B) or (C) without first obtaining the approval of the Company's shareholders.

9.    Performance Units, Performance Shares, Performance Grants and Bonus Shares Grants

(a)    General Requirements. The Committee may grant Performance Units, Performance Shares, Performance Grants or Bonus Shares to a Grantee. Each Performance Unit/Share shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit/Share, if performance goals established by the Committee are met. A Performance Unit shall have a value based on such measurements or criteria as the Committee determines. A Performance Share shall have a value equal to the Fair Market Value of a Share. A Performance Grant is any other Grant authorized under this Plan that will be issued or granted, or become vested or payable, as the case may be, upon the achievement of one or more performance goals. A Bonus Share is a Share awarded to a Grantee without cost and without restriction in recognition of past performance (whether determined by reference to another associate benefit plan of the Company or otherwise) or in connection with the Company or one of its subsidiaries hiring an associate, as permitted by applicable law. Subject to Section 3, the Committee shall determine the number of Performance Units/Shares, Performance Grants and Bonus Shares to be granted and the requirements applicable to any such Grants.

(b)    Performance Period and Performance Goals. When Performance Units/Shares are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units/Shares ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate.

(c)    Payment with respect to Performance Units/Shares. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units/Shares are met, the value of the Performance Units (if applicable) and the amount, if any, to be paid with respect to the number of Performance Units/Shares that have been earned. Payments with respect to Performance Units/Shares shall be made in cash, in Shares, or in a combination of the two, as determined by the Committee.

(d)    Requirement of Employment. If the Grantee who is an Associate ceases to be employed by the Company during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units/Shares shall be forfeited at the close of business on the Grantee's last day of employment. Subject to Section 3(d), the Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. If the Grantee ceases to be employed by the Company after the expiration of a Performance Period but prior to payment, payment shall be made to the Grantee or the Successor Grantee, if applicable, as soon as practicable following the end of the Performance Period, but in no event more than two and a half (2 ½) months following the end of the Performance Period.

(e)    Recovery of Applicable Withholding Tax. The Grantee of Bonus Shares, Performance Grants, Performance Units or Performance Shares shall reimburse or make appropriate arrangements with the Company for any Applicable Withholding Tax payable to or withheld by the Company with respect to the Bonus Shares, Performance Grants, Performance Units or Performance Shares. The Committee will have the right to recover such Applicable Withholding Tax from the cash payable or shares to be allotted to the Grantee. The amount of Applicable Withholding Tax shall be payable by or recoverable from the Grantee in accordance with the provisions of Section 10.

10.    Withholding/Recovery of Taxes

(a)    Recovery of Applicable Withholding Tax. Grants under the Plan shall be subject to the Grantee's obligation to the Company to pay or have withheld any applicable federal, state, and local income, payroll or similar taxes (collectively, the "Applicable Withholding Tax"), wherever payable by the Company. The Company shall have the right to recover such Applicable Withholding Tax by deducting such amounts from Grants paid in cash or from other wages or compensation paid to the Grantee. In case of Options and other Grants paid in Shares, the Company may require the Grantee or any other person receiving such Shares to pay to the Company the amount of such Applicable Withholding Tax with respect to such Grants or the Company may deduct from other wages paid by the Company the amount of any Applicable Withholding Tax with respect to such Grants. The Company shall have the right to withhold an allotment of Shares in respect of SARs, Restricted Stock Units, Bonus Shares, Performance Shares or Performance Units until such Applicable Withholding Tax is paid by or recovered from the Grantee.

(b)    Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy any Applicable Withholding Tax obligation with respect to a Grant which is paid in Shares, by having Shares withheld having an aggregate Fair Market Value up to the amount of the Applicable Withholding Tax. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee. Once filed, such election will be irrevocable. The Committee may require such election to be made during specified periods during the year and at times during which a Section 16 Officer would otherwise be prohibited from engaging in purchases or sales with respect to the Shares.

11.    Transferability of Grants

(a)    Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights which have not been extinguished by the Grantee's death. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

(b)    Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer a Grant to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

12.    Grants Subject to Code Section 162(m)

Nothing in this restatement is intended nor shall be interpreted as modifying any written binding contract existing on November 2, 2017, and relating to the Company's payment of compensation to the extent such modification would result in a loss of deductibility under Code section 162(m).

13.    Deferrals

Except with respect to any Option or SAR for which no form of deferral election may be made, the Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee by virtue of the settlement or payment with respect to any Restricted Stock Unit, Bonus Shares, Performance Unit, Performance Share or Performance Grant. If any such deferral election is permitted or required, the Company shall establish rules and procedures for such deferrals and such rules and procedures will, at all times, be subject to and consistent with the requirements of Code section 409A and all applicable guidance thereunder such that none of the additive taxes under Code section 409A will apply.

14.    Requirements for Issuance or Transfer of Shares

No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

15.    Amendment and Termination of the Plan

(a)    Amendment. The Committee or the Board may amend or terminate the Plan at any time or from time to time, without obtaining the approval of the Company's shareholders, except that the Plan may not be amended without the approval of the Company's shareholders (i) to increase the aggregate number of shares issuable under the Plan (excepting proportionate adjustments made under Section 4(d) to give effect to stock splits, etc.) or (ii) make any material amendment or other amendment if shareholder approval is required by the rules of the Securities and Exchange Commission or any stock exchange on which Shares are listed.

(b)    Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the New Effective Date, unless the Plan is terminated earlier by the Committee or is extended by the Committee with the approval of the shareholders.

(c)    Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)    Governing Document. The Plan shall be the controlling document. Except as specifically provided herein or in the Grant Instrument, no other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

16.    Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

17.    Rights of Participants

Nothing in this Plan shall entitle any Associate, Non-Employee Director, Consultant or other person to any claim or right to be awarded a Grant under this Plan, and no Grant shall entitle any Associate, Non-Employee Director, Consultant or other person to any future Grant. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

18.    No Fractional Shares

No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other Grants or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.    Reorganization, Merger, Consolidation, Sale of Assets or Change of Control

(a)    General. Except as otherwise provided in any Grant Instrument or other agreement approved by the Committee to which any Non-Employee Director, Consultant or Associate is a party, in the event that the Company undergoes a Change of Control, as defined in Section 19(c), each Option, share of Restricted Stock and other Grant held by a Non-Employee Director shall, without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable or payable, as the case may be, as of the date of such Change of Control. In addition to the foregoing, in the event the Company undergoes a Change of Control or in the event of a corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation in which the Company is a party to and in which a Change of Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall also have the full power and discretion to prescribe and amend the terms and conditions of any outstanding Grants granted hereunder provided that any such amendment preserves the original economic intent of such Grant and intrinsic economic value of such Grant immediately before such amendment. Subject to Section 3(d), the Committee may remove restrictions on Restricted Stock and Restricted Stock Units and may modify the performance requirements for any other Grants. The Committee may provide that Options or other Grants granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Grants will expire. Any such determinations by the Committee may be made generally with respect to all Grantees, or may be made on a case-by-case basis with respect to particular Grantees. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation or Change of Control.

(b)    Stock Options. By way of illustration, and not by way of limitation, in the event of a Change of Control or in the event of corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation in which the Company is a party to and in which a Change of Control does not occur, the Committee may, without obtaining shareholder approval (i) in all such events other than a liquidation, cause any Option then outstanding to be assumed by the surviving corporation in such corporate transaction; (ii) require the mandatory surrender to the Company by any Grantee of some (in all such events other than a liquidation) or all of the outstanding Options held by a Grantee as of a date specified by the Company or the surviving corporation, in which event the Company or the surviving corporation shall thereupon cancel such Options and pay to each Grantee an amount of cash per share equal to the amount that could have been attained upon the exercise of such Option or realization of the Grantee's rights to the extent that such cash is available for distribution to Grantees after payment of all debt and senior securities of the Company; (iii) in all such events other than a liquidation, require the substitution of a new Option for some or all of the outstanding Options held by a Grantee provided that any replacement or substituted Option shall be equivalent in economic value to the Grantee; or (iv) in all such events other than a liquidation, make such adjustment to any such Option then outstanding as the Company deems appropriate to reflect such merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation.

(c)    Definition of Change of Control. For purposes of this Plan, a Change of Control of the Company shall mean:

(i)    The acquisition by any individual, entity or group within the meaning of Section 12(d)(3) or 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act" a ("Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either: (A) the then outstanding shares of common stock of the Company (the "outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (X) any acquisition directly from the Company, (Y) any acquisition by the Company, or (Z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(ii)    Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A), all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the Company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination; or

(iv)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

20.    Effective Date of the Plan

This Plan was originally effective on May 27, 2011, the date this Plan was originally approved by the shareholders of the Company (the "Original Effective Date"). The Plan, as amended and restated, is effective on May 30, 2019, if approved by the shareholders of the Company on such date (the "New Effective Date").

21.    Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

22.    Miscellaneous

(a)    Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to associates thereof who become Associates of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an associate of another corporation who becomes an Associate by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option, restricted stock grant or any other equity award made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

(b)    Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with the Sarbanes Oxley Act of 2002 and all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In particular, and without otherwise limiting the provisions of this Section 22(b), no Grantee subject to section 16 of the Exchange Act may exercise any Option or SAR except in accordance with applicable requirements of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)    Military Service. Grants shall be administered in accordance with section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

(d)    Code Section 409A. This Plan is intended to meet the requirements of section 409A of the Code and may be administered in a manner that is intended to meet those requirements and will be construed and interpreted in accordance with such intent. All payments hereunder are subject to section 409A of the Code and will be paid in a manner that will meet the requirements of section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the payment will not be subject to the excise tax applicable under section 409A of the Code. Any provision of this Plan that would cause the payment to fail to satisfy section 409A of the Code will be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code.

(e)    Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Missouri.

Adopted by Shareholders on May 30, 2019.